                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)


                                                                                       Nine
                                                                                      Months
                                                                                       Ended
                                                   Year Ended September 30,         September 30,
                                            -------------------------------------
                                              1997     1996      1995      1994         1993
                                            -------   -------   -------   -------      -------
EARNINGS:
Earnings before income taxes                $63,275   $61,717   $39,759   $41,244      $28,009
Interest expense                             16,696    15,921    16,632    16,482       12,664
Amortization of debt discount and expense       176       173       206       187          147
Interest component of rental expense          1,887     1,838     1,604     1,344          953
                                            -------   -------   -------   -------      -------
                                            $82,034   $79,649   $58,201   $59,257      $41,773
                                            =======   =======   =======   =======      =======

FIXED CHARGES:
Interest expense                            $16,696   $15,921   $16,632   $16,482      $12,664
Amortization of debt discount and expense       176       173       206       187          147
Allowance for funds used during
     construction (capitalized interest)        114       107        65       136           87
Interest component of rental expense          1,887     1,838     1,604     1,344          953
                                            -------   -------   -------   -------      -------
                                            $18,873   $18,039   $18,507   $18,149      $13,851
                                            =======   =======   =======   =======      =======

Ratio of earnings to fixed charges             4.35      4.42      3.14      3.27         3.02
                                            =======   =======   =======   =======      =======
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